First Quarter March 31, 2018 Investor Presentation NASDAQ: GNBC

2 Safe Harbor The following information contains, or may be deemed to contain, "forward-looking statements" (as defined in the U.S. Private Securities Litigation Reform Act of 1995) giving Green Bancorp, Inc.’s (“Green Bancorp”) expectations or predictions of future financial or business performance or conditions. Most forward-looking statements contain words that identify them as forward-looking, such as "plan", "seek", "expect", "intend", "estimate", "anticipate", "believe", "project", "opportunity", "target", "goal", "growing“, "continue“, “positions,” “prospects” or “potential,” by future conditional verbs such as “will”, “would”, “should”, “could” or “may”, or by variations of such words or by similar expressions that relate to future events, as opposed to past or current events, or negatives of such words. By their nature, forward-looking statements are not statements of historical facts and involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. These statements give Green Bancorp's current expectation of future events or its future performance and do not relate directly to historical or current events or Green Bancorp's historical or future performance. As such, Green Bancorp's future results may vary from any expectations or goals expressed in, or implied by, the forward-looking statements included in this presentation, possibly to a material degree. Green Bancorp cannot assure you that the assumptions made in preparing any of the forward-looking statements will prove accurate or that any long- term financial goals will be realized. All forward-looking statements included in this presentation speak only as of the date made, and Green Bancorp undertakes no obligation to update or revise publicly any such forward-looking statements, whether as a result of new information, future events, or otherwise. In particular, Green Bancorp cautions you not to place undue weight on certain forward-looking statements pertaining to potential growth opportunities or long-term financial goals set forth herein. Green Bancorp's business is subject to numerous risks and uncertainties, which may cause future results of operations to vary significantly from those presented herein. In addition to factors previously disclosed in Green Bancorp’s reports filed with the SEC and those identified elsewhere in this communication, the following factors among others, could cause actual results to differ materially from forward-looking statements: changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer borrowing, repayment, investment and deposit practices; customer disintermediation; the introduction, withdrawal, success and timing of business initiatives; competitive conditions; the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions and divestitures; economic conditions; and the impact, extent and timing of technological changes, capital management activities, and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.

3 Non-GAAP Financial Information This document includes the presentation of both GAAP (generally accepted accounting principles) and non-GAAP financial measures. Green Bancorp’s management uses certain non−GAAP financial measures to evaluate its performance and believes that the presentation of non-GAAP financial measures is useful to investors because it provides investors with a more complete understanding of Green Bancorp’s operational results and a meaningful comparison of Green Bancorp’s performance between periods. Non-GAAP financial measures presented in this presentation or other presentations, press releases and similar documents issued by Green Bancorp may include, but are not limited to, net income excluding amortization of core deposit intangibles (net of tax), tangible book value per common share, the return on average tangible common equity ratio, allowance for loan losses less allowance for loan losses on acquired loans to total loans excluding acquired loans, and allowance for loan losses plus acquired loans net discount to total loans adjusted for acquired loan net discount, net operating earnings, diluted operating earnings per share, net pre-tax pre- provision operating earnings, pre-tax pre-provision operating return on average assets, operating earnings on average assets, operating earnings adjusted for amortization of core deposit intangibles, operating return on average tangible common equity, operating efficiency ratio. These non- GAAP financial measures do not have any standardized meaning and, therefore, are unlikely to be comparable to similar measures presented by comparable companies. Management may use these non-GAAP financial measures to establish operational goals and, in some cases, for measuring the performance of Green Bancorp. Please refer to the “GAAP to Non-GAAP Reconciliations” in the Annex of this presentation for a reconciliation of non-GAAP financial measures used in this presentation.

4 Company Snapshot Company Highlights • Headquartered in Houston, Texas • Established in 2006 via merger with Redstone Bank; completed IPO in 2014 • Focused on commercial and private banking relationships across a variety of industries, predominantly in the “Texas Triangle” Balance Sheet – Quarter Ended March 31, 2018 Asset Quality – Quarter Ended March 31, 2018 Profitability – Quarter Ended March 31, 2018 Total Assets $4,225 Total Loans $3,144 Total Deposits $3,454 Tangible Book Value Per Common Share $10.10 NPAs / Total Assets 2.00% NCOs / Average Loans 0.08% ROAA 0.90% ROATCE 10.47% Efficiency Ratio 50.81% Listing NASDAQ: GNBC Market Capitalization (May 1, 2018) $834 Total Branches 21 $ in millions, except per share Overview Branch Map

5 First Quarter 2018 Significant Items • Net income totaled $9.4 million, or $0.25 per diluted common share, in the first quarter of 2018, up from $2.6 million, or $0.07 per diluted common share, in the fourth quarter of 2017 • First quarter 2018 results were negatively impacted by $0.4 million, or $0.01 per diluted common share (net of tax), in expenses related to the shelf and secondary offering, which was completed in February • Operating fully-diluted earnings per share were $0.26 o First quarter 2018 results were negatively impacted by $9.7 million in provision for loan losses, of which $3.8 million was related to energy loans and $5.9 million was related to the downgrade of a syndicated healthcare credit • The operating efficiency ratio was 49.90% in the first quarter of 2018 and represented the fourth consecutive quarter below 50.00% • The net interest margin was 3.87% in the first quarter of 2018, up 23 basis points from 3.64% in the fourth quarter of 2017 • Noninterest bearing deposits increased by $46.1 million during the first quarter of 2018 and now comprise 24.6% of total deposits • Pre-tax, pre-provision operating return on average assets was 2.10% (annualized) in the first quarter of 2018, representing the fourth consecutive quarter above 2.00% • Subsequent to the end of the first quarter, the Board of Directors approved the Company’s first regular quarterly cash dividend of $0.10 per share, to be paid in May 2018

6 Fully Diluted EPS and TBVPS $9.25 $9.65 $9.93 $9.97 $10.10 $9.00 $9.25 $9.50 $9.75 $10.00 $10.25 $10.50 1Q17 2Q17 3Q17 4Q17 1Q18 Tangible Book Value Per Share Earnings Per Share $0.19 $0.35 $0.31 $0.07 $0.25 $0.00 $0.10 $0.20 $0.30 $0.40 $0.50 $0.60 1Q17 2Q17 3Q17 4Q17 1Q18

7 Investment Highlights (*) Represents Houston and Dallas rank amongst the Top 25 largest U.S. MSAs by population Well Positioned for Growth • Scalable platform to support significant organic growth • Highly skilled bankers in Houston and Dallas metro areas with capacity to drive growth • Significant liquidity and capital to support growth initiatives Attractive Core Markets • Attractive commercial footprint supported by deposit base that is nearly entirely held in Texas • Well positioned for growth: core markets of Houston and Dallas rank * in the Top 5 MSAs in the nation for both estimated 2018-2023 population growth and in the Top 10 for total MSA deposits Strong Core Earnings Profile • Branch-light business model delivers efficient funding • 1Q18 pre-tax, pre-provision (PTPP) operating return of $21.7 million, representing an annualized PTPP return on average assets of 2.10% vs. 2.01% for 4Q17 • Asset-sensitive balance sheet benefits from rising interest rates Capable Strategic Acquirer • Track record of disciplined acquisitions and successful integrations • Acquisitions have provided significant strategic benefits and opportunities Proactively Managed Loan Exposure • Meaningfully reduced energy exposure of $277.4 million to $50.0 million over two years • Energy loans (including HFS) represent 1.6% of total loans as of March 31, 2018 with E&P only 0.6% • Managed commercial real estate exposure down to within regulatory guidance over three quarters Experienced Management Team • Management team with significant experience driving the franchise • Track record of successful strategic acquisitions, proactive management of energy exposure and building out origination teams to support growth

8 Scalable Platform with Attractive Growth Profile • Highly productive origination team actively generating loans and serving as the primary point of contact for our customers — Private and business bankers focus on emerging, affluent and small business customers — Commercial and specialty bankers focus on C&I, real estate, mortgage warehouse and SBA loans • Continue to drive increased productivity of existing bankers • Strategic M&A has been an important growth driver • Disciplined acquisition strategy to supplement organic growth • Since 2010: — Completed 5 transactions – 3 whole-bank, 2 branch — Acquired $1.4bn in loans — Acquired $1.8bn in deposits Organic Growth Strategic Acquisitions 3% 13% 41%15% 28% Banking Staff (as of March 31, 2018) Private Banker - 3 Business Banker - 11 Commercial Banker - 35 Specialty Banker - 13 Deposit Relationship Manager - 24 Total Loans Total Deposits $1,179 $1,359 $1,548 $2,050 $3,098 $3,190 $26 $251 $1,081 $1,205 $1,359 $1,799 $3,131 $3,098 $3,190 2012 2013 2014 2015 2016 2017 Total Loans Acquired in Period '12-'17 CAGR: 22% $1,417 $1,447 $1,576 $1,998 $3,375 $3,397 $44 $270 $1,103 $1,461 $1,447 $1,846 $3,101 $3,375 $3,397 201 2013 2014 2015 2016 2017 Total Deposits Acquired in Period '12-'17 CAGR: 19%

9 Well Positioned in Attractive Texas Markets Overview Favorable Demographics • Texas remains one of the more attractive states in the U.S. from a demographic and commercial opportunity perspective: — Population growth expected to double U.S. average — If Texas were a sovereign nation, it would be the world’s 12th largest economy (ahead of Australia and just behind Canada) — Pro-business environment with no state income taxes — 44 of the 51 Fortune 500 companies headquartered in Texas are located near either Houston or Dallas — Texas is the #1 exporter in the nation, exporting $232 billion in goods in 2016 — Third largest share of domestic travel revenue generating $67.5 billion • Crude oil prices have recovered since their lows in 1Q16, driving stabilization in the production market: MSA Deposits ($ in billions) (Top 25 Rank 1) 2018-2023 Est. Pop. Growth (Top 25 Rank 1) 2018-2023 Est. HHI Growth (Top 25 Rank 1) Houston, TX $ 241 (#6) 8.3% (#1) 7.7% (#24) Dallas, TX $ 265 (#7) 7.7% (#4) 9.8% (#16) Texas $ 818 7.1% 9.5% United States $ 11,781 3.5% 8.9% Continued Strengthening of Texas Economy Oil Rig Count Current 1-Year Ago % Change Texas 496 411 +21% United States 993 824 +21% Sources: Baker Hughes; oil rig count data as of March 29, 2018 (Note: figures include land, inland waters and offshore), Texas Office of the Governor (Economic Development and Tourism) Source: Federal Reserve Bank of Dallas Source: Federal Deposit Insurance Corporation; S&P Global Market Intelligence (Demographic data as of September 30, 2017, 1 Represents Houston and Dallas rank amongst the Top 25 largest U.S. MSAs by population) 200 230 260 290 320 350 Sep-07 Mar-09 Sep-10 Mar-12 Sep-13 Mar-15 Sep-16 Mar-18 Texas Business Cycle Index 330.1

10 Well Positioned in Attractive Texas Markets Houston Dallas Trade, Transportation, & Utilities 21.0% Professional Services 15.2% Edu. & Health Svcs. 12.9% Govt. 13.2% Leisure & Hospitality 10.6% Manufacturing 7.7% Construction 7.0% Other 12.3% • 5th most populous MSA in the U.S. (6.9 million residents) • 3rd most headquartered location for Fortune 500 companies • Largest export market in the U.S., with a diverse economy • 4th most populous MSA in the U.S. (7.3 million residents) • 4th most headquartered location for Fortune 500 companies • Experienced the largest year-over-year percentage increase in employment among MSAs for 2016 2016 2021 $ 353 bn $ 434 bn Houston Employment Dallas Real GDP Forecast $ in millions, Source: BEA, Federal Deposit Insurance Corporation, Perryman Group, Texas Workforce Commission, Greater Houston Partnership Housto n 53% Dallas 33% Other 14% Branches Bankers Deposits Houston 58% Dallas 38% Other 4% Regional Distribution as of March 31, 2018 Total Branches: 21 Total Bankers: 86 Total Deposits: $3,454 Housto n 53% Dallas 37% Other 10%

11 Loan Portfolio Overview Highlights • Commercial-focused loan portfolio with over 98% of the loan portfolio focused on non-energy loans • In-footprint focus with portfolio primarily distributed across Houston 53% and Dallas 22% • Diversified loan portfolio with no concentration to any single industry in excess of 10% of total loans • Large number of lending relationships with no significant borrower concentration Loan Portfolio Composition $ in millions, loan balance and corresponding percentages exclude HFS loans, (*) Central TX denotes Austin, San Antonio and San Marcos Acquired 14% Originated 86% Loan Portfolio Detail as of March 31, 2018 By Class By Regional Distribution* Dallas 22% Houston 53% Central TX, 8% Remaining TX, 9% Other 8% CRE to Total Risk Based Capital $383 $409 $435 $444 $465 $1,324 $1,300 $1,252 $1,224 $1,209 345% 318% 288% 276% 260% 250% 275% 300% 325% 350% 375% 400% $0 $250 $500 $750 $1,000 $1,250 $1,500 1Q17 2Q17 3Q17 4Q17 1Q18 Total RBC CRE Ratio 6%7%7%7%4% 33%33%30%30%29% 14%13%13%13%14% 39%39%41%42%44% 8%8%8%8%8% <1%<1%1%1%1% 1Q184Q173Q172Q171Q17 Mtge. Warehouse C&I Owner Occ. CRE CRE Consumer & Other Held for Sale $3,030 $3,141 $3,089 $3,198 $3,144

12 Investment Portfolio Overview Highlights • Both cash and securities portfolio balances increased in 1Q18: — Securities increased to $729 million at March 31, 2018 from $719 million at December 31, 2017 — Securities comprised 84% of total cash and securities at March 31, 2018, unchanged from December 31, 2017 • Average yield of the securities portfolio was 2.57% in 1Q18, up 10 bps from 2.47% in 4Q17 Portfolio Distribution * Total Cash & Securities Sector Allocation Coupon Type Cash & Sec. % of Assets 21% 20% 21% 20% 21% $ in millions, (*) denotes portfolio distribution based on investment portfolio par value as of March 31, 2018, 2 denotes securities excl. other investments 84%84%80%84% 70% 16%16%20%16% 30% $ 871 $ 859 $ 887 $ 854 $ 845 1Q184Q173Q172Q171Q17 Securities² Cash MBS 44% CMO 38% Corp. 2% SBA 15% Tax-free Muni. 1% Fixed 85% Adj. 15%

13 Deposits & Liquidity Highlights • Deposits comprised ~80% of overall funding at March 31, 2018 — Total deposits increased by $57 million or 1.7% during 1Q18, to $3.5 billion — Cost of deposits was 0.79% in 1Q18 up just 2 basis points from 4Q17 • Loan to Deposit ratio was 90.8% at March 31, 2018 and is below the target level of 95% • Noninterest-bearing deposits increased by $46 million and comprised 25% of deposits as of March 31, 2018 Average Cost of Total Deposits Loan to Deposit Ratio Deposit Composition $ in millions 21% 20% 20% 24% 25% 6% 6% 6% 6% 7% 35% 33% 35% 33% 32% 38% 40% 39% 37% 37% $ 3,416 $ 3,360 $ 3,408 $ 3,397 $ 3,454 1Q17 2Q17 3Q17 4Q17 1Q18 Noninterest-bearing Interest-bearing transaction MMDA and savings Certificates and other time88.2% 92.9% 90.1% 93.9% 90.8% 1Q17 2Q17 3Q17 4Q17 1Q18 100% 0.68% 0.72% 0.77% 0.77% 0.79% 1Q17 2Q17 3Q17 4Q17 1Q18

14 Asset Quality • Nonperforming assets (NPAs) totaled $84.7 million or 2.00% of period end total assets at March 31, 2018, compared to $71.6 million or 1.68% of period end total assets at December 31, 2017, primarily due to the downgrade of a syndicated healthcare credit • Allowance for loan losses was 1.22% of total loans held for investment at March 31, 2018, and the allowance for loan losses plus acquired loan net discount to total loans held for investment adjusted for acquired loan net discount was 1.33% • Provision expense for the first quarter of 2018 was $9.7 million, primarily related to specific reserves, including $3.8 million related to energy loans and $5.9 million to a syndicated healthcare credit Asset Quality Allowance for Loan Losses Ratio * (*) Based on percentage of total gross loans held for investment 1.06% 1.02% 1.09% 0.98% 1.22% 1Q17 2Q17 3Q17 4Q17 1Q18 2.68% 2.22% 2.52% 2.33% 2.86% 2.00% 1.68% 2.23% 1.80% 2.15% 1.20% 0.83% 0.78% 0.76% 0.95% 1Q184Q173Q172Q171Q17 NPLs / Total Loans NPAs / Total Assets NPAs (Ex-Energy) / Total Assets

15 Overview of Energy Portfolio Progress Net Charge Offs • On April 28, 2016 the Company announced its intent to exit energy lending with $277.4 million of energy loans, the primary objective was to de-risk the loan portfolio, reduce balance sheet volatility and position the company for normalized earnings and growth • The Company’s total energy exposure stood at $50.0 million or 1.6% of total loans as of March 31, 2018 comprised of $17.4 million in energy production loans and $32.6 million in oilfield services loans − The $50.0 million of energy loans held for investment are being carried at 61% of outstanding customer principal balance Energy Portfolio Resolution History $ 31.5 $ 28.5 $ 27.6 $ 20.1 $ 17.4 $ 62.2 $ 58.7 $ 58.7 $ 32.9 $ 32.6 $ 93.7 $ 87.2 $ 86.3 $ 53.0 $ 50.0 1Q17 (inc. HFS) 2Q17 (inc. HFS) 3Q17 (inc. HFS) 4Q17 1Q18 Energy Production Oilfield Services$ in millions 0.02% 0.05% 0.03% 0.22% 0.08% -0.02% 0.04% 0.01% 0.02% 0.00% -0.20% 0.00% 0.20% 0.40% 0.60% 0.80% 1Q17 2Q17 3Q17 4Q17 1Q18 NCOs / Avg. Loans NCOs (Ex-Energy) / Avg. Loans

16 Performance Metrics (*) Pre-tax, pre-provision operating return on average assets is a non-GAAP measure used by management to evaluate the Company’s financial performance 54.64% 47.83% 50.59% 57.87% 50.81% 54.28% 49.09% 46.49% 47.69% 49.90% 35% 40% 45% 50% 55% 60% 65% 1Q17 2Q17 3Q17 4Q17 1Q18 Reported Operating 0.73% 1.26% 1.10% 0.25% 0.90% 1.76% 2.04% 2.04% 2.01% 2.10% 0.0% 0.5% 1.0% 1.5% 2.0% 2.5% 1Q17 2Q17 3Q17 4Q17 1Q18 Reported PTPP Operating * 8.88% 15.04% 12.74% 3.02% 10.47% 8.99% 14.66% 13.89% 5.90% 10.81% 0% 5% 10% 15% 20% 1Q17 2Q17 3Q17 4Q17 1Q18 Reported Operating Efficiency Ratio Net Interest MarginROAA ROATCE 3.47% 3.63% 3.65% 3.64% 3.87% 3.25% 3.50% 3.75% 4.00% 1Q17 2Q17 3Q17 4Q17 1Q18 Reported

17 Net Interest Income & Net Interest Margin $32.6 $35.3 $36.3 $36.8 $38.2 3.47% 3.63% 3.65% 3.64% 3.87% 4.86% 5.02% 5.11% 5.13% 5.42% 4.42% 4.59% 4.69% 4.74% 4.94% 3.00% 3.50% 4.00% 4.50% 5.00% 5.50% 6.00% $10 $15 $20 $25 $30 $35 $40 $45 1Q17 2Q17 3Q17 4Q17 1Q18 N et I n te re st M ar gi n N et I n te re st In co m e NII (L) NIM (R) Loan Yield (R) Loan Yield excl. Fees (R) $ in millions • NIM increased 23 basis point to 3.87% in 1Q18 driven by: • Loan yields increased by 29 basis points in 1Q18 driven by: – The full quarter benefit of the Fed’s December rate increase, and the partial quarter benefit of the March rate increase – Funded new production rates were 42 basis points higher than the loan yield excluding fees – Stronger loan fees and discount accretion • Improved earning asset mix • Cost of deposits including noninterest- bearing was 0.79%, up just 2 basis points from the prior quarter – Supported by a continued shift away from higher cost deposits Highlights

18 Noninterest Income 40.2% 42.4% 47.1% 45.2% 46.4% 14.8% 21.3% 17.4% 14.0% 16.1% 34.2% 16.9% 26.0% 32.8% 18.2% 10.8% 19.3% 9.5% 8.0% 19.2% $5.6 $5.2 $5.0 $5.0 $5.2 $0 $1 $2 $3 $4 $5 $6 1Q17 * 2Q17 * 3Q17 * 4Q17 * 1Q18 Customer Service Fees Loan Fees Gain on sale of guaranteed portion of loans, net Other (*) Excluding net loss on the sale of held-for-sale loans of $0.1 million in 1Q17, net gain on held-for-sale loans of $0.2 million and net gain on the sale of available-for-sale securities of $0.3 million in 2Q17, net loss on held-for-sale loans of $1.3 million and net loss on the sale of available-for-sale securities of $0.3 million in 3Q17, in addition to net loss on held-for-sale loans of $1.1 million in 4Q17 $ in millions

19 Noninterest Expense 59.5% 64.5% 62.2% 63.6% 61.7% 9.6% 10.4% 10.4% 8.8% 9.4% 11.5% 9.7% 11.6% 9.5% 10.3% 19.4% 15.4% 15.8% 18.1% 18.6% $20.8 $19.6 $20.1 $23.6 $22.1 $0 $5 $10 $15 $20 $25 1Q17 2Q17 3Q17 4Q17 1Q18 Salaries and Employee Benefits Occupancy Professional & Regulatory Fees Other Efficiency Ratio 54.6% 47.8% 50.6% 57.9% 50.8% $ in millions

20 Capital Position (*) denotes fully phased-in capital adequacy to take effect on January 1, 2019, the Basel III Capital Rules will require GNBC to maintain an additional capital conservation buffer of 2.5% CET1, effectively resulting in minimum ratios of 7.0% CET1, 8.5% Tier 1, 10.5% Total RBC and 4.0% minimum leverage ratio 10.9% 11.2% 13.3% 9.8% 12.0% 12.0% 13.0% 10.4% CET1 Tier 1 RBC Total RBC T1 Leverage Holding Company Bank Capital Adequacy Level * 7.0% Capital $388.8 $427.9 $402.3 $427.9 $475.0 $465.2 $402.3 $427.9 4.0% 10.5% 8.5% $ in millions

21 Proven Track Record as a Strategic Acquirer Date Target Value Loans Deposits Branches October 2015 Patriot $ 139 $ 1,081 $ 1,103 9 October 2014 SharePlus $ 48 $ 251 $ 270 4 May 2012 Opportunity $ 10 $ 26 $ 44 1 October 2011 Main Street — $ 13 $ 168 3 October 2010 La Jolla / One West — — $ 188 1 December 2006 Redstone — $ 85 $ 183 2 • Selective use of strategic acquisitions to augment growth • Focused on well-managed banks in our target markets with: — Favorable market share — Low-cost deposit funding — Compelling fee income generating business — Growth potential — Other unique attractive characteristics • Key metrics used when evaluating acquisitions: — EPS accretion / (dilution) — TBVPS earn-back — IRR • Reputation as an experienced acquirer • Maintain discipline in pricing and pursue transactions expected to produce attractive risk adjusted returns Overview Acquisition History

22 Experienced Management Team Manuel J. Mehos CEO, Green Bancorp, Inc. Chairman, Green Bank • Former Chairman / CEO / President of Coastal Bancorp, Inc. • Securities Sales at Goldman, Sachs & Co. • CPA at KPMG • MBA – University of Texas • BBA – University of Texas • 30 years of banking Geoffrey D. Greenwade President, Green Bancorp, Inc. President and CEO, Green Bank • Wells Fargo — Regional Manager of Business Banking — EVP, Commercial Business Banking • Bank of America — Banking Center President — Lending Manager • MBA – Baylor University • BBA – Texas A&M University • 32 years of banking Terry S. Earley EVP and Chief Financial Officer • Yadkin – EVP & CFO • Rocky Mountain Bank – CEO • RBC Bank (USA) – CFO and COO • CPA at KPMG • BSBA – UNC Chapel Hill • 33 years of banking Donald S. Perschbacher EVP and Corporate Chief Credit Officer • BBVA Compass Bank – EVP and Credit Risk Executive • Guaranty Bank – Executive VP and Chief Credit Officer • Bank of America – SVP and Senior Approval Officer • BBA in Finance – Texas A&M University • 32 years of banking Name and Title Qualification Details Education & Experience

23 Closing Remarks • Branch-light business model located in attractive major metropolitan markets in Texas • Scalable platform to accommodate significant organic growth and enhance profitability • Credit outlook is stable, and NPA trends are expected to show meaningful improvement over the near term • Demonstrated ability to grow both loans and deposits organically • Strong core earnings profile, highlighted by 1Q18 pre-tax, pre-provision (PTPP) operating return of $21.7 million, representing an annualized PTPP return on average assets (ROAA) of 2.10% • Asset-sensitive balance sheet is well positioned for rising interest rates, as evidenced by net interest margin expansion of 23 basis points in 1Q18 • Significant liquidity and capital levels to support future growth

24 Appendix

25 Pre-Tax, Pre-Provision Operating Return $ in millions $17.4 $20.9 $21.2 $21.3 $21.7 1.76% 2.04% 2.04% 2.01% 2.10% 1.5% 2.0% 2.5% 3.0% $10 $15 $20 $25 1Q17 2Q17 3Q17 4Q17 1Q18 PTPP Operating Return (L) PTPP Operating ROAA (R)

26 Commercial Real Estate (CRE) Portfolio Detail (*) Central TX denotes Austin, San Antonio and San Marcos By Regional Distribution as of March 31, 2018 * By Product as of March 31, 2018 CRE vs. ADC as of March 31, 2018 ADC 13% CRE 87% Houston 61%Dallas 15% Other, 2% Remaining TX, 12% Central TX, 10% Multifamily 22% Office 22% Industrial Warehouse, 13% Senior Housing, 5% Hospitality, 6% Land, 4% Residential Real Estate, 2% Retail, 26% $ in millions, portfolio detail excludes Farmland per CRE guidance regulations, though it is included in financial reporting

27 Financial Guidance • FY18 Net Interest Margin in the range of 3.90% – 4.00% * • FY18 Net Interest Income in the range of $155 – $170 million • FY18 Provision Expense in the range of $14 – $18 million • FY18 Noninterest Income in the range of $21 – $25 million ** • FY18 Noninterest Expense in the range of $86 – $90 million • FY18 EPS target in the range of $1.70 – $1.80 • FY18 Loan growth in the range of 7% - 9% (*) Based on assumption of two additional 25 basis point increase to the Fed Funds target rate in 2018 (**) Excludes loss on held for sale loans and available for sale securities

28 Firm Analyst Rating Price Target 2018E EPS 2019E EPS Brian Zabora Outperform $27.00 $1.71 $1.95 Brady Gailey Market Perform $26.00 $1.65 $1.97 Brett Rabatin Overweight $27.00 $1.71 $1.99 Brad Milsaps Buy $26.00 $1.70 $2.05 Michael Young Hold $24.00 $1.69 $2.07 Average $26.00 $1.69 $2.01 Analyst Coverage

29 GAAP to Non-GAAP Reconciliations

30 Reconciliation of Total Shareholders’ Equity to Tangible Common Equity 1 Excludes the dilutive effect of common stock issuable upon exercise of outstanding stock options. The number of exercisable options outstanding was 627,059 as of March 31, 2018; 754,110 as of December 31, 2017; 467,257 as of September 30, 2017; 465,281 as of June 30, 2017; and 472,653 as of March 31, 2017. Tangible Common Equity Total shareholders’ equity $ 468,878 $ 463,795 $ 462,311 $ 451,741 $ 437,288 Adjustments: Goodwill 85,291 85,291 85,291 85,291 85,291 Core deposit intangibles 8,187 8,503 8,835 9,215 9,595 Tangible common equity $ 375,400 $ 370,001 $ 368,185 $ 357,235 $ 342,402 Common shares outstanding (1) 37,163 37,103 37,096 37,035 37,015 Book value per common share (1) $ 12.62 $ 12.50 $ 12.46 $ 12.20 $ 11.81 Tangible book value per common share (1) $ 10.10 $ 9.97 $ 9.93 $ 9.65 $ 9.25 (Dollars in thousands, except per share data) Mar 31, 2018 Dec 31, 2017 Sep 30, 2017 Jun 30, 2017 Mar 31, 2017

31 Reconciliation of Avg. Tangible Common Equity to Avg. Common Equity and Net Income excl. Amortization of Core Deposit Intangibles, Net of Tax to Net Income Net income adjusted for amortization of core deposit intangibles Net income $ 9,362 $ 2,619 $ 11,407 $ 12,898 $ 7,212 Adjustments: Plus: Amortization of core deposit intangibles 316 330 380 382 380 Less: Tax benefit at the statutory rate 66 133 133 134 133 Net income adjusted for amortization of core deposit intangibles $ 9,612 $ 2,833 $ 11,654 $ 13,146 $ 7,459 Average Tangible Common Equity Tot l average shareholders’ equity $ 466,015 $ 465,859 $ 457,303 $ 445,334 $ 435,695 Adjustments: Average goodwill 85,291 85,291 85,291 85,291 85,291 Average core deposit intangibles 8,343 8,661 9,065 9,461 9,844 Average tangible common equity $ 372,381 $ 371,907 $ 362,947 $ 350,582 $ 340,560 Return on Average Tangible Common Equity (Annualized) 10.47% 3.02% 12.74% 15.04% 8.88% (Dollars in thousands) For the Quarter Ended Mar 31, Dec 31, Sep 30, Jun 30, Mar 31,

32 Reconciliation of Allowance for Loan Losses plus Acquired Loans Net Discount to Total Loans adj. for Acquired Loan Net Discount Al lowance for loan losses plus acquired loan net discount Allowance for loan losses at end of period $ 38,233 $ 31,220 $ 33,480 $ 31,991 $ 31,936 Plus: Net discount on acquired loans 3,495 4,371 5,112 6,240 7,314 Total al lowance plus acquired loan net discount $ 41,728 $ 35,591 $ 38,592 $ 38,231 $ 39,250 Total loans adjusted for acquired loan net discount Total loans $ 3,136,336 $ 3,190,485 $ 3,071,761 $ 3,123,355 $ 3,012,275 Plus: Net discount on acquired loans 3,495 4,371 5,112 6,240 7,314 Total loans adjusted for acquired loan net discount $ 3,139,831 $ 3,194,856 $ 3,076,873 $ 3,129,595 $ 3,019,589 Al lowance for loan losses plus acquired loan net discount loans to total loans adjusted for acquired loan net discount 1.33% 1.11% 1.25% 1.22% 1.30% (Dollars in thousands) Mar 31, 2018 Dec 31, 2017 Sep 30, 2017 Jun 30, 2017 Mar 31, 2017

# Reconciliation of Net Operating Earnings and Selected Performance Metrics

| | For the Quarter Ended | | | | |
|---|---|---|---|---|---|
| | Mar 31, 2018 | Dec 31, 2017 | Sep 30, 2017 | Jun 30, 2017 | Mar 31, 2017 |
| | (Dollars in thousands, except per share data) | | | | |
| **Operating Earnings** | | | | | |
| Net Income (loss) | $ 9,362 | $ 2,619 | $ 11,407 | $ 12,898 | $ 7,212 |
| Plus: Loss (gain) on sale of securities available-for-sale, net | - | - | 332 | (294) | - |
| Plus: Loss (gain) on held for sale loans, net | - | 1,098 | 1,294 | (222) | 138 |
| Plus: Stock based compensation expense for performance option vesting | - | 3,051 | - | - | - |
| Plus: Shelf and secondary offering expenses | 397 | - | - | - | - |
| Less: Tax benefit at the statutory rate | 83 | 1,452 | 569 | (181) | 48 |
| **Net operating earnings** | $ 9,676 | $ 5,316 | $ 12,464 | $ 12,563 | $ 7,302 |
| | | | | | |
| **Weighted average diluted shares outstanding** | 37,586 | 37,393 | 37,332 | 37,264 | 37,238 |
| **Diluted earnings (loss) per share** | $ 0.25 | $ 0.07 | $ 0.31 | $ 0.35 | $ 0.19 |
| **Diluted operating earnings per share** | 0.26 | 0.14 | 0.33 | 0.34 | 0.20 |
| | | | | | |
| **Pre-Tax, Pre-Provision Operating Earnings** | | | | | |
| Net Income | $ 9,362 | $ 2,619 | $ 11,407 | $ 12,898 | $ 7,212 |
| Plus: Provision for income taxes | 2,322 | 10,142 | 5,895 | 6,985 | 3,942 |
| Plus: Provision for loan losses | 9,663 | 4,405 | 2,300 | 1,510 | 6,145 |
| Plus: Loss (gain) on sale of securities available-for-sale, net | — | — | 332 | (294) | — |
| Plus: Loss (gain) on held for sale loans, net | — | 1,098 | 1,294 | (222) | 138 |
| Plus: Stock based compensation expense for performance option vesting | — | 3,051 | — | — | — |
| Plus: Shelf and secondary offering expenses | 397 | - | — | — | — |
| **Net pre-tax, pre-provision operating earnings** | $ 21,744 | $ 21,315 | $ 21,228 | $ 20,877 | $ 17,437 |
| | | | | | |
| **Total average assets** | $ 4,204,200 | $ 4,204,105 | $ 4,131,706 | $ 4,096,386 | $ 4,016,744 |
| **Pre-Tax, Pre-Provision Operating Return on Average Assets (annualized)** | 2.10 % | 2.01 % | 2.04 % | 2.04 % | 1.76 % |

GREEN BANCORP

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# Reconciliation of Net Operating Earnings and Selected Performance Metrics (Continued)

| | For the Quarter Ended | | | | |
|---|---|---|---|---|---|
| | Mar 31, 2018 | Dec 31, 2017 | Sep 30, 2017 | Jun 30, 2017 | Mar 31, 2017 |
| | (Dollars in thousands, except per share data) | | | | |
| **Average Total Assets** | $ 4,204,200 | $ 4,204,105 | $ 4,131,706 | $ 4,096,386 | $ 4,016,744 |
| Return on average assets | 0.90 % | 0.25 % | 1.10 % | 1.26 % | 0.73 % |
| Operating Earnings on Average Assets (Annualized) | 0.93 | 0.50 | 1.20 | 1.23 | 0.74 |
| **Operating earnings adjusted for amortization of core deposit intangibles** | | | | | |
| Operating earnings | $ 9,676 | $ 5,316 | $ 12,464 | $ 12,563 | $ 7,302 |
| Adjustments: | | | | | |
| Plus: Amortization of core deposit intangibles | 316 | 330 | 380 | 380 | 380 |
| Less: Tax benefit at the statutory rate | 66 | 116 | 133 | 133 | 133 |
| **Operating earnings adjusted for amortization of core deposit intangibles** | $ 9,926 | $ 5,530 | $ 12,711 | $ 12,810 | $ 7,549 |
| **Average Tangible Common Equity** | | | | | |
| Total average shareholders' equity | $ 466,015 | $ 465,859 | $ 457,303 | $ 445,334 | $ 435,695 |
| Adjustments: | | | | | |
| Average goodwill | 85,291 | 85,291 | 85,291 | 85,291 | 85,291 |
| Average core deposit intangibles | 8,343 | 8,661 | 9,065 | 9,461 | 9,844 |
| **Average tangible common equity** | $ 372,381 | $ 371,907 | $ 362,947 | $ 350,582 | $ 340,560 |
| **Operating Return on Average Tangible Common Equity (Annualized)** | 10.81 % | 5.90 % | 13.89 % | 14.66 % | 8.99 % |
| **Efficiency ratio** | 50.81 % | 57.87 % | 50.59 % | 47.83 % | 54.64 % |
| **Operating efficiency ratio** | 49.90 | 47.69 | 46.49 | 49.09 | 54.28 |

GREEN BANCORP

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